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                                                                     EXHIBIT 1.1

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                            ECHOSTAR DBS CORPORATION

                                 $1,625,000,000

                          9 3/8% SENIOR NOTES DUE 2009

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                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of October 25, 2000

                                       to

                                    INDENTURE

                          Dated as of January 25, 1999

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                      U.S. Bank Trust National Association

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                                    Trustee

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                          FIRST SUPPLEMENTAL INDENTURE

         First Supplemental Indenture, dated as of October 25, 2000, among EchoStar DBS Corporation, a Colorado corporation (the "Company"), the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, the Company, the Guarantors and the Trustee executed an Indenture, dated as of January 25, 1999 (the "Indenture"), providing for the issuance of $1,625,000,000 aggregate principal amount of the Company's 93/8% Senior Notes due 2009 (the "Notes");

         WHEREAS, on September 25, 2000, the Company's parent corporation, EchoStar Broadband Corporation ("EBC"), closed on the sale of $1 billion of 103/8% Senior Notes due 2007 (the "EBC Notes");

         WHEREAS, under the terms of the indenture governing the EBC Notes (the "EBC Indenture"), EBC agreed to cause the Company to make an offer to exchange (the "EDBS Exchange Offer") all of the outstanding EBC Notes for a new class of notes issued by the Company, as soon as practical following the first date (as reflected in the Company's most recent quarterly or annual financial statements) on which the Company is permitted to incur Indebtedness in an amount equal to the outstanding principal balance of the EBC Notes under the Indebtedness to Cash Flow Ratio test contained in Section 4.09 of the Indenture and such incurrence of Indebtedness would not otherwise cause any breach or violation of, or result in a default under, the terms of the Indenture;

         WHEREAS, the definition of "Indebtedness" in the Indenture includes any item that would appear as a liability upon the Company's balance sheet in accordance with GAAP except any balance that constitutes an accrued expense or trade payable;

         WHEREAS, under GAAP, the requirement that the Company may have to make the EDBS Exchange Offer could result in an accounting treatment requiring that some or all of Indebtedness represented by the EBC Notes be recorded on the Company's books prior to the completion of the EDBS Exchange Offer;

         WHEREAS, the Company desires to amend the Indenture to provide that the recording of some or all of the Indebtedness represented by the EBC Notes on the Company's balance sheet as a result of the application of GAAP and related rules prior to the completion of the EDBS Exchange Offer would not be deemed to constitute an incurrence of Indebtedness for purposes of Section 4.09 of the Indenture;


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         WHEREAS, Section 9.02 of the Indenture provides that the Indenture may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes;

         WHEREAS, the Company has received the valid written consents of the Holders of more than a majority in aggregate principal amount of the outstanding Notes consenting to the substance of the amendment set forth in this First Supplemental Indenture;

         WHEREAS, the Company and the Guarantors desire and have requested that the Trustee, pursuant to Section 9.06 of the Indenture, join with them in entering into this First Supplemental Indenture for the purpose amending the Indenture in certain respects as described herein;

         WHEREAS, (i) the Company has delivered to the Trustee an Officers' Certificate relating to this First Supplemental Indenture as contemplated by
Section 11.04(a) of the Indenture, and (ii) an Opinion of Counsel relating to this First Supplemental Indenture as contemplated by Section 11.04(b) of the Indenture, and (iii) has satisfied all conditions and requirements Under the Indenture to enable the Company, Guarantors and the Trustee to enter into this First Supplemental Indenture.

         NOW, THEREFORE, in consideration of the above premises, the Company, Guarantors and Trustee covenant and agree, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                    ARTICLE I

                             AMENDMENTS TO INDENTURE

         1.1. Additions to Section 1.01 of the Indenture. The following definitions are hereby added to Section 1.01 of the Indenture:

         "EBC Notes" means the 10 3/8% Senior Notes due 2007 issued by EchoStar Broadband Corporation.

         "EDBS Exchange Offer" means the offer by the Company to exchange the EBC Notes for a new series of notes to be issued by the Company; which notes will be substantially identical to the EBC Notes except, among other things: (i) the Company shall be the issuer thereof instead of EchoStar Broadband Corporation; (ii) subject to certain conditions, the Guarantors will also guarantee such new notes; and (iii) such other changes as may be required to assure that the execution and delivery of

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         such notes and the incurrence of such Indebtedness do not breach, violate or cause a default under the Notes and this Indenture.

         1.2. Amendments to Section 1.01 of the Indenture. The definition of "Indebtedness" contained in Section 1.01 of the Indenture is hereby amended by adding the following sentence at the end of the definition:

         "Notwithstanding the foregoing, the recording of some or all of the Indebtedness represented by the EBC Notes on the Company's balance sheet prior to the completion of the EDBS Exchange Offer in accordance with GAAP and related rules and regulations promulgated by the SEC (including "push down" accounting), shall not be deemed to constitute Indebtedness for purposes of Section 4.09 of the Indenture or included as Indebtedness for purposes of calculating the Indebtedness to Cash Flow Ratio"

         1.3. Notation on Notes. The form of Note attached as Exhibit A to the Indenture is deemed modified as appropriate to reflect the amendments contained in this First Supplemental Indenture. Any notes authenticated and delivered after the close of business on the date of this First Supplemental Indenture in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on or after the date for such purpose shall, pursuant to Section
9.05 of the Indenture, be stamped, imprinted or otherwise legended by the Trustee with the following notation:

         "Effective October ___, 2000 the Company, the Guarantors and the Trustee entered into a First Supplemental Indenture providing that, among other things, the recording of some or all of the Indebtedness represented by certain notes issued by EchoStar Broadband Corporation on the Company's balance sheet prior to the completion of the exchange of such notes for new notes issued by the Company shall not be deemed to constitute Indebtedness for purposes of Section 4.09 of the Indenture or included as Indebtedness for purposes of calculating the Indebtedness to Cash Flow Ratio. Reference is hereby made to the First Supplemental Indenture, copies of which are on file with the Trustee, for a description of the foregoing amendments."


                                   ARTICLE II

                             NOTIFICATION TO HOLDERS

         The Company shall notify the Holders in accordance with Section 9.02 of the Indenture of the execution of this First Supplemental Indenture. Any failure of the Company


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to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of this First Supplemental Indenture.


                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

         3.1. Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined herein, capitalized terms used in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

         3.2. Indenture. Except as amended hereby, the Indenture, the Guarantees and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this First Supplemental Indenture, any reference to the Indenture, the Guarantees or the Notes shall mean the Indenture, the Guarantees or the Notes, as the case may be, as so amended by this First Supplemental Indenture. If there is any conflict between the provisions of this First Supplemental Indenture and the Indenture, the provisions of this First Supplemental Indenture shall control.

         3.3. Governing Law. The internal laws of the State of New York shall govern this First Supplemental Indenture, without regard to the principles of the conflicts of law thereof.

         3.4. Successors. All agreements of the Company and the Guarantors in this First Supplemental Indenture shall bind their successors and assigns. This First Supplemental Indenture shall be binding upon each Holder of Notes and their respective successors and assigns.

         3.5. Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

         3.6. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the


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Company, or for or with respect to (i) the validity, efficacy or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise,
(iii) the due execution hereof by the Company or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

         3.7. Separability Clause. In case any clause of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                            ECHOSTAR DBS CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary


                            ECHOSTAR SATELLITE CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary


                            ECHOSTAR TECHNOLOGIES
                            CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary


                            ECHO ACCEPTANCE CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary



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                            ECHOSPHERE CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary

                            DISH SERVICES NETWORK CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary


                            ECHOSTAR INTERNATIONAL
                            CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary


                            SATELLITE SOURCE, INC.


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary



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                            HOUSTON TRACKER SYSTEMS, INC.


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary

                            ECHOSTAR NORTH AMERICA
                            CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary


                            SKY VISTA CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary


                            ECHOSTAR INDONESIA, INC.


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary



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                            ECHOSTAR SPACE CORPORATION


                            By: /s/ David K. Moskowitz
                               -------------------------------------------------
                            Name:   David K. Moskowitz
                            Title:  Senior Vice President,
                                    General Counsel and Secretary


                            U.S. BANK TRUST NATIONAL ASSOCIATION


                            By: /s/ Richard Prokash
                               -------------------------------------------------
                            Name:   Richard Prokash
                            Title:  Vice President